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EXHIBIT 21

SUBSIDIARIES OF THE COMPANY

CenterPoint Properties Trust, a Maryland REIT

CenterPoint 1001 Busse, LLC, an Illinois limited liability
CenterPoint CMC Holdings, LLC, a Delaware limited liability company
CenterPoint Industrial, LLC, an Illinois limited liability company
CenterPoint Intermodal Holdings, LLC, a Delaware limited liability company
CenterPoint Intermodal, LLC, and Illinois limited liability company
CenterPoint O'Hare L.L.C., an Illinois limited liability company
CenterPoint Properties, L.L.C., a Delaware limited liability company
CenterPoint Rail Properties, LLC, and Illinois limited liability company
CenterPoint, LLC, an Illinois limited liability company
Chicago Manufacturing Campus, LLC, a Delaware limited liability company
CIPM, LLC, an Illinois limited liability company
CMC Land Holding Company, LLC, a Delaware limited liability company
CP Financing Corporation II, an Illinois corporation
CP Financing Trust, a Maryland real estate investment trust
East Chicago Partners, L.P., an Indiana limited partnership
Elk Grove Limited Partnership, an Illinois limited partnership
Great Lakes Industrial Partners, L.P., an Indiana limited partnership
O'Hare Tech Center II, LLC, an Illinois limited liability company
Rail Venture, LLC, a Delaware limited liability company
The Edge Venture, an Illinois general partnership

CenterPoint Realty Services Corporation, an Illinois corporation

CenterPoint Capital Funding, L.L.C., an Illinois limited liability company
CenterPoint Development Corporation, an Illinois corporation
CenterPoint Equipment Capital Corporation, an Illinois corporation
CenterPoint Materials Corporation, an Illinois corporation
CenterPoint Realty Management Corporation, an Illinois corporation
CenterPoint Resources Corporation, an Illinois corporation
CenterPoint Venture, L.L.C, a Delaware limited liability company
CP Realty Management Co. I, an Illinois corporation

F-44

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EXHIBIT 21